UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2024 (the “Amendment Effective Date”), ADTRAN Holdings, Inc. (the “Company”), the Company’s wholly-owned direct subsidiary, ADTRAN, Inc. (the “US Borrower”), the Company’s non-wholly-owned direct subsidiary, Adtran Networks SE (the “German Borrower”), the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into a Fourth Amendment to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated as of July 18, 2022, by and among the Company, the US Borrower, the Administrative Agent, and the lenders party thereto as amended or otherwise modified, including by (x) the First Amendment to Credit Agreement, dated as of August 9, 2023, by and among the Company, the US Borrower, the Administrative Agent, and the lenders party thereto, (y) the Second Amendment to Credit Agreement and First Amendment to Collateral Agreement, dated as of January 16, 2024, by and among the Company, the US Borrower, the Administrative Agent, and the lenders party thereto (the “Second Amendment”), and (z) the Third Amendment to Credit Agreement, dated as of March 12, 2024, by and among the Company, the US Borrower, the Administrative Agent, and the lenders party thereto (collectively, the “Credit Agreement”). Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings assigned to them in the Amendment or the Credit Agreement, as applicable.

The Company and certain domestic and international subsidiaries of the US Borrower (the Company, together with such subsidiaries, the “Existing Guarantors”) had previously provided guarantees in respect of the obligations under the Credit Agreement, and the Existing Guarantors and the US Borrower had previously granted security interests over substantially all of their tangible and intangible assets to secure the obligations under the Credit Agreement.

The Amendment, among other things, creates a new sublimit under the existing $400 million revolving commitments, in an aggregate amount of $100 million (the “Subline”), which Subline is available for borrowings by the German Borrower. Prepayments of outstanding loans under the Subline that result in the remaining outstanding loans under the Subline being less than the German Commitment Reduction Threshold will result in a permanent partial reduction of the commitments in respect of the Subline. The German Commitment Reduction Threshold is initially $75 million and may be lowered from time to time pursuant to the terms of the Amendment. The existing swing line sublimit and letter of credit sublimit under the Credit Agreement remain available to the US Borrower (and not to the German Borrower). Otherwise, the loans under the Subline are subject to substantially the same terms and conditions under the Credit Agreement (including with respect to the interest rate and maturity date) as the other existing revolving commitments.

The German Borrower is not a co-borrower under, nor has provided any guarantees or security in respect of, any of the loans or commitments under the Credit Agreement other than the Subline. The US Borrower is jointly and severally liable for the obligations under the Subline, and the guarantees and security interests that were previously provided by the Existing Guarantors and the US Borrower, as applicable, continue to apply to all obligations under the Credit Agreement (including the obligations under the Subline).

Under the Second Amendment, Adtran Networks SE and certain of its material domestic and international subsidiaries (such subsidiaries, collectively, the “SE Subsidiaries”) were required to be joined as guarantors under the Credit Agreement within a certain period of time after the effectiveness of the Second Amendment. The Amendment waived this requirement and, in lieu thereof, required that the SE Subsidiaries provide a guarantee solely of the obligations in respect of the Subline. In addition to such guarantees provided by the SE Subsidiaries, the SE Subsidiaries and the German Borrower were also required to grant security interests in favor of the Administrative Agent over substantially all of their tangible and intangible assets pursuant to applicable security agreements, solely to secure the obligations in respect of the Subline. The aforementioned guarantees and security agreements in respect of the Subline were entered into by the German Borrower and the SE Subsidiaries, as applicable, on the Amendment Effective Date, concurrently with the effectiveness of the Amendment.

In addition to establishing the Subline, the Amendment revised certain baskets and carveouts under the negative covenants, and revised the financial covenant requiring the Company and its subsidiaries to hold $75 million of unrestricted cash and cash equivalents as of the last day of any fiscal quarter during a Springing Covenant Period or the Covenant Relief Period to reduce such minimum cash requirement from $75 million to $70 million.

The Credit Agreement continues to provide for revolving borrowings of up to $400 million in aggregate principal amount, $100 million of which are available to be borrowed by the German Borrower under the Subline and $300 million of which are available to be borrowed by the US Borrower, as well a $50 million delayed draw term loan tranche. It also continues to permit the US Borrower or German Borrower, as applicable, to prepay any or all of the outstanding loans or to reduce the commitments under the Credit Agreement subject to certain limitations, minimum payment thresholds and, in the case of the Subline, the mandatory commitment reduction described above.

Furthermore, the Credit Agreement continues to contain customary affirmative and negative covenants, including incurrence covenants and certain other limitations on the ability of the Company and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments, dispose of assets, make restricted payments, engage in mergers or consolidations, engage in transactions with affiliates, modify its organizational documents, and enter into certain restrictive agreements. It also contains customary events of default, such as misrepresentation and a default in the performance or observance of any covenant (subject to customary cure periods and materiality thresholds). Upon the occurrence and during the continuance of an event of default, the Administrative Agent continues to remain entitled to take various actions, including the acceleration of all amounts due under the Credit Agreement (including the Subline).

The foregoing summary of the Amendment, the Credit Agreement and certain ancillary agreements entered into in connection therewith does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.5 and 10.6 and are incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1+*	Fourth Amendment to Credit Agreement, dated as of June 4, 2024, by and among ADTRAN Holdings, Inc., ADTRAN, Inc., Adtran Networks SE, Wells Fargo Bank, National Association, and the lenders party thereto

10.2*	Second Amendment to Credit Agreement and First Amendment to Collateral Agreement, dated as of January 16, 2024, by and among ADTRAN Holdings, Inc., ADTRAN, Inc., Wells Fargo Bank, National Association, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed January 22, 2024)

10.3	Guaranty Agreement, dated as of July 18, 2022, by and between ADTRAN Holdings, Inc. and ADTRAN, Inc. in favor of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed July 22, 2022)

10.4*	Collateral Agreement, dated as of July 18, 2022, by and among ADTRAN Holdings, Inc., ADTRAN, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed July 22, 2022)

10.5+	ADVA Guaranty Agreement, dated as of June 4, 2024 by and between ADVA NA Holdings, Inc., Adtran Networks North America, Inc., Adtran Networks (UK) Limited, in favor of Wells Fargo Bank, National Association

10.6+*	ADVA Domestic Collateral Agreement, dated as of June 4, 2024, by and among ADVA NA Holdings, Inc., Adtran Networks North America, Inc., and Adtran Networks SE, in favor of Wells Fargo Bank, National Association

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

+	Filed herewith
*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted documents to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2024	ADTRAN Holdings, Inc.

	By:	/s/ Ulrich Dopfer
Ulrich Dopfer
Chief Financial Officer